SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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THE DUN & BRADSTREET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 14, 2002

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Wednesday, April 17, 2002, at 9:00 a.m. at the Four Seasons Hotel, 57 East 57th Street, New York, New York.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2001 is also enclosed.

Your vote is important. Please vote your shares whether or not you plan to attend the meeting. In addition to voting in person or by mail, shareholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options are available to you.

On behalf of your Board of Directors, thank you for your continued support of D&B.

Sincerely,

ALLAN Z. LOREN
Chairman, Chief Executive Officer and President

One Diamond Hill Road, Murray Hill, NJ 07974-1218
T 908.665.5000 www.dnb.com

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Wednesday, April 17, 2002, at 9:00 a.m. at the Four Seasons Hotel, 57 East 57th Street, New York, New York. The purpose of the meeting is to:

1.	Elect two Class II directors for a three-year term;

2.	Ratify the selection of independent accountants;

3.	Transact such other business as may properly come before the meeting. The Company knows of no other business to be brought before the meeting.

Only shareholders of record at the close of business on March 1, 2002 will be entitled to vote at the meeting.

By Order of the Board of Directors,

DAVID J. LEWINTER
Vice President and Corporate Secretary

Dated: March 14, 2002

One Diamond Hill Road, Murray Hill, NJ 07974-1218
T 908.665.5000 www.dnb.com

GENERAL INFORMATION
Annual Meeting Admission
Who Can Vote
How to Vote
Revocation of Proxies
Special Voting Procedures for Certain Current and Former Employees
Proxy Solicitation
Quorum and Voting Requirements
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees for Class II Directors holding office for terms expiring at the 2005 Annual Meeting:
Class III Director holding office for a term expiring at the 2003 Annual Meeting:
Class I Directors holding office for terms expiring at the 2004 Annual Meeting:
BOARD MEETINGS AND COMMITTEES
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
COMPARISON OF CUMULATIVE TOTAL RETURN*
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
Fees Paid to Independent Accountants
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Report of the Compensation & Benefits Committee
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Retirement Benefits
Employment, Change-in-Control and Severance Arrangements
Compensation of Directors
Section 16(a) Beneficial Ownership Reporting Compliance
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
AUDIT COMMITTEE REPORT

i

PROXY STATEMENT

GENERAL INFORMATION

      The Board of Directors of The Dun & Bradstreet Corporation (“D&B” or the “Company”) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on April 17, 2002. These proxy materials are being mailed to shareholders beginning on or about March 14, 2002. The principal executive offices of D&B are located at One Diamond Hill Road, Murray Hill, New Jersey 07974-1218, and the Company’s main telephone number is 908.665.5000.

      On September 30, 2000, the company then known as The Dun & Bradstreet Corporation (“Old D&B”) separated into two publicly traded companies: the “new” Dun & Bradstreet Corporation (i.e., the company to which this Proxy Statement relates) and Moody’s Corporation (the “Spin-Off”). The separation of the two companies was accomplished through a tax-free distribution by Old D&B of the shares of Common Stock of the Company. Old D&B then changed its name to “Moody’s Corporation.” Information included in this Proxy Statement concerning the Company and its management during periods prior to the Spin-Off actually relates to Old D&B and its management.

Annual Meeting Admission

      You will need an admission ticket to enter the Annual Meeting. For shareholders of record, an admission ticket is attached to the proxy card sent to you. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership, such as a bank or brokerage account statement, to the Company’s Corporate Secretary at the address noted above. Shareholders who do not have admission tickets will be admitted only following verification of ownership at the door.

Who Can Vote

      Shareholders of record at the close of business on March 1, 2002, are eligible to vote at the meeting. As of the close of business on that date, D&B had outstanding 74,696,447 shares of Common Stock.

How to Vote

      In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

Revocation of Proxies

      A shareholder of record can revoke a proxy at any time before the vote is taken at the meeting by sending written notice of the revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions. A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

Special Voting Procedures for Certain Current and Former Employees

      Many current and former employees of the Company have share balances in the D&B Common Stock Fund of the D&B or Moody’s Corporation Profit Participation Plan or the RMS Savings Plan (collectively, the “PPP”). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the PPP, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the D&B Employee Stock Purchase Plan or otherwise). To allow sufficient time for voting by the trustee, PPP voting instructions must be received by April 10, 2002. If voting instructions have not been received by that date, the trustee will vote those PPP shares in the same proportion as the respective PPP shares for which it has received instructions, except as otherwise required by law.

Proxy Solicitation

      Directors, officers and employees of D&B may solicit proxies on behalf of the Company by communicating with shareholders personally or by telephone, facsimile, e-mail, telegraph or mail. D&B will pay all expenses related to such solicitations of proxies. D&B will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

      D&B’s by-laws provide that a majority of the shares entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the New York Stock Exchange to vote shares without instructions from the beneficial owners on routine matters such as the election of directors and the ratification of the selection of independent accountants.

      Election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the meeting (i.e., the nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee, shares present by proxy for which the shareholder properly withholds authority to vote for such nominee, and broker “non-votes” will not be counted towards such nominee’s achievement of a plurality.

      Ratification of the selection of independent accountants (Proposal No. 2) shall be determined by the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the matter. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker “non-votes” are not considered present at the meeting for such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The members of the Board of Directors of D&B are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

      Upon recommendation of the Board Affairs Committee, the Board of Directors has nominated Mr. Ronald L. Kuehn, Jr. and Ms. Naomi O. Seligman for election as Class II Directors at the 2002 Annual Meeting for a three-year term expiring at the 2005 Annual Meeting of Shareholders.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

Nominees for Class II Directors holding office for terms expiring at the 2005 Annual Meeting:

Ronald L. Kuehn, Jr.

Retired Chairman of the Board
El Paso Corporation

Ronald L. Kuehn, Jr., age 66, has served as a director of the Company since 1996, and is chairman of the Compensation & Benefits Committee and a member of the Audit Committee. Mr. Kuehn served as chairman of the board of El Paso Corporation, a diversified energy company, from its merger with Sonat Inc. in October 1999 until December 31, 2000. Prior to that, he was chairman, president and chief executive officer of Sonat Inc. from 1986 through October 1999. In addition to serving on the board of El Paso Corporation, Mr. Kuehn is also a director of AmSouth Bancorporation, Praxair, Inc. and Transocean Offshore Inc., and is a member of the board of trustees of Tuskegee University.

Naomi O. Seligman

Senior Partner
Ostriker von Simson

Naomi O. Seligman, age 63, has served as a director of the Company since June 1999, and is a member of the Audit and Board Affairs Committees. Ms. Seligman has been a senior partner at Ostriker von Simson, consultants on information technology, since June 1999. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by one hundred CIOs from the largest companies in North America, Europe and Australia outside the computing and communications sectors. Ms. Seligman is also a director of Akamai Technologies, Inc., John Wiley & Sons, Inc., Martha Stewart Living Omnimedia, Inc., Oblix, Inc., Sun Microsystems, Inc. and Transora.com.

CONTINUING DIRECTORS

Class III Director holding office for a term expiring at the 2003 Annual Meeting:

Michael R. Quinlan

Retired Chairman and Chief Executive Officer
McDonald’s Corporation

Michael R. Quinlan, age 57, has served as a director of the Company since 1989 and is chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Quinlan has served as a director of McDonald’s Corporation, a global food service retailer, since 1979. He was the chairman of the board of directors from March 1990 to May 1999. Mr. Quinlan also served as chief executive officer of McDonald’s from March 1987 through July 1998. Mr. Quinlan is also a director of the May Department Stores Company and Warren Resources, Inc., is chairman of the board of trustees of Loyola University Chicago and Ronald McDonald House Charities, and is a member of the board of trustees of Loyola University Health Systems and Maryville Academy.

Class I Directors holding office for terms expiring at the 2004 Annual Meeting:

Allan Z. Loren

Chairman, Chief Executive Officer and President
The Dun & Bradstreet Corporation

Allan Z. Loren, age 63, has served as chairman, chief executive officer and president of D&B since October 2000, and as a director since May 2000. He previously served as chairman and chief executive officer of the D&B operating company of Old D&B from May 2000 to September 2000. Before joining D&B, Mr. Loren served as executive vice president and chief information officer of the American Express Company from May 1994 to May 2000 and was also a member of that company’s Planning and Policy Committee. Before that, he served as president and chief executive officer of Galileo International from January 1991 to May 1994 and worked at Apple Computer from September 1987 to December 1990, starting as chief information officer and later serving as president of Apple Computer U.S.A. Mr. Loren is also a director of Plural, Inc., and is a member of the Advisory Board of eCustomers.com.

Victor A. Pelson

Senior Advisor
UBS Warburg LLC

Victor A. Pelson, age 64, has served as a director of the Company since April 1999, and is chairman of the Audit Committee and a member of the Compensation & Benefits Committee. Mr. Pelson has served as senior advisor for UBS Warburg LLC, an investment banking firm, since 1997. He was a director and senior advisor of Dillon Read at its merger in 1997 with SBC Warburg. Mr. Pelson was associated with AT&T from 1959 to 1996. At the time of his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of Acterna Corporation, Carrier 1 International, SA, Eaton Corporation and United Parcel Service, and a trustee for the Committee for Economic Development.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors of the Company held eight regularly scheduled meetings in 2001. No director attended fewer than 75% of the aggregate meetings of the Board and of the committees of the Board on which he or she served. The three committees of the Board are the Audit Committee, the Compensation & Benefits Committee and the Board Affairs Committee. All members of these committees are “independent” (as defined in the New York Stock Exchange listing standards).

      The Audit Committee consists of Messrs. Kuehn, Pelson (chairman) and Ms. Seligman. The Audit Committee held four meetings during 2001. As set forth in the written charter adopted by the Audit Committee, its primary function is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the audit process. The report of the Audit Committee is attached as Appendix A.

      The Compensation & Benefits Committee consists of Messrs. Kuehn (chairman), Pelson and Quinlan. The Compensation & Benefits Committee held six meetings during 2001. The Committee establishes and revises all compensation arrangements for the chief executive officer and certain other executives of the Company, consistent with a statement of executive compensation philosophy adopted by the Board of Directors. The Committee also initiates the evaluation of the chief executive officer’s performance and reviews with the chief executive officer the performance of other executive officers, determines awards under incentive compensation plans and administers the Company’s employee benefit plans. The Report of the Compensation & Benefits Committee can be found on pages 9 through 11 of this Proxy Statement.

      The Board Affairs Committee consists of Mr. Quinlan (chairman) and Ms. Seligman. The Board Affairs Committee held three meetings in 2001 and nominated the 2002 slate of Directors. The Committee recommends to the Board criteria regarding qualifications for Board membership and the size and composition of the Board; reviews the qualifications of candidates for Board membership; and recommends candidates to fill Board vacancies. The Committee also reviews the Company’s Corporate Governance Principles annually, reviews the Company’s succession plans, initiates annual Board effectiveness discussions and reviews the Company’s policies and programs on public, environmental and social issues. Although the Board Affairs Committee has not adopted formal procedures for the submission of shareholders’ recommendations for nominees for Board membership, such recommendations may be made by submitting the names in writing to: Michael R. Quinlan, Chairman of the Board Affairs Committee, c/o The Dun & Bradstreet Corporation, One Diamond Hill Road, Murray Hill, NJ 07974-1218.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

      The following table shows the number of shares of the Company’s Common Stock beneficially owned by each of the directors and director nominees, each of the executive officers named in the Summary Compensation Table below (the “named executive officers”), and all present directors and executive officers of D&B as a group, on March 1, 2002. The table also shows the names, addresses and share ownership of the only persons known to D&B to be the beneficial owners (the “Owners”) of more than 5% of the outstanding Common Stock. This information is based upon information furnished by each such person (or, in the case of the Owners, based upon public filings by such Owners with the Securities and Exchange Commission (the “SEC”)). Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of D&B Common Stock outstanding on March 1, 2002 plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Company’s Common Stock. Stock Units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

	Aggregate Number of
	Shares Beneficially		Percent of Shares
Name	Owned(a)(b)	D&B Stock Units	Outstanding

Steven W. Alesio	70,103	0	*
Cynthia B. Hamburger	104	0	*
Ronald L. Kuehn, Jr.	15,122	9,893	*
Allan Z. Loren	153,697	0	*
James T. Murphy	39,899	0	*
Victor A. Pelson	13,064 (c)	3,722	*
Deborah S. Prutzman(d)	400	0	*
Michael R. Quinlan	15,113	7,336	*
Naomi O. Seligman	10,269	1,543	*
All directors and executive officers as a group (16 persons)	519,667	22,494	1.00%
Berkshire Hathaway Inc.,	5,243,400 (e)	0	7.02%
OBH, Inc., National Indemnity Company, GEICO Corporation, Government Employees Insurance Company and Warren E. Buffett 1440 Kiewit Plaza Omaha, Nebraska 68131(f)

	Aggregate Number of
	Shares Beneficially			Percent of Shares
Name	Owned(a)(b)		D&B Stock Units	Outstanding

Davis Selected Advisers L.P.,	10,838,380	(g)	0	14.51%
Abar Foundation, American Electric, Atlanta Gas & Light Company, Atmos Energy, Avon Old Farms, AXP Partners, Bowne & Co., Catholic Mutual Relief Society of American Retirement Plan, Champa Trust, Del Labs Pension Plan, Del Labs-Lacrss, Detroit Laborers, Davis Financial Fund, Davis Growth Opportunity Fund, DNE Corp., Davis New York Venture Fund, Davis Variable Financial Portfolio, Davis Variable Value Portfolio, Electrical Workers Annuity, Electrical Workers Pension, Emma Willard, Fishkind LLC, Genesis Depreciation, Genesis Foundation, Genesis Pension, Galveston, Georgia Corp, Gonzaga Univ, Grange FT, Hathaway, Hirsch, Hoff Family Tr., Lewis & Roca, Mass Mutual Portfolio, Mass Mutual Variable, Mattin A, Mattin B, Medcen, Mennen Family Trust, Methodist Home, MetLife SIP, Milder CP, Minn Retail Manulife Financial, Manulife Value, Mt. Sinai, Mutual Protect, NASD, NASD Regulation, Neds Island, Mutual, Noramco Davis, NYC Superior, Plumber & Pipefitters, SunAmerica Davis Venture Value, Prudential SP, Quadsan, Rappaport, RL Polk, Selected America Shares, Scudder-SVS, Sicav Davis Financial Fund, Sicav Davis Opportunities, Sicav Davis Value Fund, SS Barney Large Cap V, Selected Special Shares, Stobie Creek, SunAmerica Style Selec, SunAmerica Style Large Cap Value, Suburban Propane, SunLifeFin’l, SunLifeValue, Tallahassee, Temple, Union Dale, Via, Volvo, Wallace Retire, Wellstar, New England Zenith, APL Wrap, CIBC Oppenheimer Wrap, Morgan Stantley Wrap, McDonald Investments Wrap, Mesirow Wrap, Morgan Keegan Wrap, Paine Webber Wrap, Piper Jaffrey Wrap, Prudential Wrap, Salomon Smith Barney Wrap, Wood Gundy CIBC Wrap
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
Harris Associates L.P. and its general partner,	4,984,900	(h)	0	6.67%
Harris Associates, Inc., Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790
Harris Associates Investment Trust series designated	4,984,900	(i)	0	6.67%
The Oakmark Select Fund Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790
Iridian Asset Management LLC,	5,807,152	(j)	0	7.77%
LC Capital Management, LLC, CL Investors, Inc., COLE Partners LLC, Iridian Private Business Value Equity Fund, L.P., David L. Cohen and Harold J. Levy 276 Post Road West Westport, CT 06880-4704

*	Represents less than 1% of the Company’s outstanding Common Stock.

(a)	Includes shares of restricted Common Stock as follows: Mr. Alesio, 40,000; Mr. Loren, 151,930; Mr. Pelson, 349; Ms. Seligman, 349; and group, 192,628.

(b)	Includes the maximum number of shares of Common Stock that may be acquired within 60 days of March 1, 2002, upon the exercise of vested stock options as follows: Mr. Kuehn, 14,395; Mr. Murphy, 31,668; Mr. Pelson, 9,715; Mr. Quinlan, 14,395; Ms. Seligman, 9,715; and group, 224,621.

(c)	Includes 3,000 shares as to which Mr. Pelson has shared voting and shared dispositive power.

(d)	Ms. Prutzman resigned from all positions with the Company effective February 28, 2002.

(e)	Berkshire Hathaway Inc., OBH, Inc., National Indemnity Company, GEICO Corporation, Government Employees Insurance Company and Warren E. Buffett jointly filed an amended Schedule 13G with the SEC on February 14, 2002. This Schedule 13G indicates that (i) each of Berkshire Hathaway Inc., OBH, Inc., National Indemnity Company and Warren E. Buffett had shared voting and dispositive power over 5,243,400 shares, and (ii) each of GEICO Corporation and Government Employees Insurance Company had shares voting and dispositive power over 3,929,850 shares.

(f)	Such address is listed in the filings described in note (e) above as the address of each of Berkshire Hathaway Inc., OBH, Inc. and Warren E. Buffett. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131 and the address of each of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, DC 20076.

(g)	Davis Selected Advisers L.P. (“Davis”) filed a Schedule 13G with the SEC on January 10, 2002 on behalf of the 91 stockholders of the Company listed in the above table. This Schedule 13G reported that Davis, a registered investment adviser, had sole voting and dispositive power over 10,838,380 shares.

(h)	Harris Associates L.P. (“Harris”) and its sole general partner, Harris Associates, Inc. (“Harris Associates”), jointly filed an amended Schedule 13G with the SEC on February 4, 2002. This Schedule 13G shows that Harris, a registered investment adviser, and Harris Associates each had shared voting power over 6,490,662 shares, sole dispositive power over 1,505,762 shares and shared dispositive power over 4,984,900 shares.

(i)	Harris Associates Investment Trust 36-3764846 series designated The Oakmark Select Fund (the “Fund”) filed an amended Schedule 13G with the SEC on February 4, 2002. This Schedule 13G shows that the Fund, an investment company, had shared voting and dispositive power over 4,984,900 shares.

(j)	Iridian Asset Management LLC (“Iridian”), LC Capital Management, LLC (“LC Capital”), CL Investors, Inc. (“CL Investors”), COLE Partners LLC (“COLE”), Iridian Private Business Value Equity Fund, L.P. (“Iridian Private Business”), David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”) jointly filed a Schedule 13G with the SEC on January 29, 2002. This Schedule 13G reported that, (i) Iridian, a registered investment advisor, investment advisor for Iridian Private Business and sole member of COLE; LC Capital, the controlling member of Iridian; and CL Investors, the controlling member of LC Capital, each had shared voting and dispositive power over 5,807,152 shares; (ii) COLE, the sole general partner of Iridian Private Business, and Iridian Private Business each had shared voting and dispositive power over 131,150 shares; and (iii) Cohen and Levy, as principals and portfolio managers of Iridian, principals and managers of LC Capital and controlling stockholders and directors of CL Investors, each had shared voting and dispositive power over 6,055,102 shares. Of the 6,055,102 shares reported to be beneficially owned by each of Cohen and Levy, 247,950 of such shares are held by First Eagle Fund of America, an open-end non-diversified mutual fund, which is a separate series or portfolio of First Eagle Trust, a registered investment company, and may be deemed to be beneficially owned by each of Cohen and Levy by virtue of their ability to exercise voting and dispositive power over shares held by First Eagle. Cohen and Levy disclaim beneficial ownership of all of such 6,055,102 shares for all other purposes.

COMPARISON OF CUMULATIVE TOTAL RETURN*

SINCE OCTOBER 3, 2000
Dun & Bradstreet, S&P MidCap 400 Index and
S&P MidCap Commercial Services — Specialized Index

      In accordance with SEC rules, the graph below compares the Company’s cumulative total shareholder return against the cumulative total return of the Standard & Poor’s MidCap 400 Index and a published industry index starting on October 3, 2000, the date on which the Company’s Common Stock commenced regular-way trading on the New York Stock Exchange after the Spin-Off. The S&P MidCap Commercial Services — Specialized Index was chosen as the published industry index because it is a subset of the S&P MidCap 400 Index that includes companies that provide business-to-business services.

*	Assumes $100 invested on October 3, 2000 and reinvestment of dividends, if any.

Company/Index Name	10/03/00	12/29/00	03/30/01	06/29/01	09/28/01	12/31/01

Dun & Bradstreet	$100	$141.78	$129.10	$154.52	$153.43	$193.43

S&P MidCap 400	$100	$98.84	$89.97	$99.29	$82.64	$97.23

S&P MidCap Commercial Services — Specialized Index	$100	$106.50	$90.19	$110.04	$89.97	$104.98

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors of D&B has selected PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year 2002. In accordance with a resolution of the Board of Directors, this selection is being presented to the shareholders for ratification.

      PricewaterhouseCoopers LLP acted as independent accountants for the year 2001. In addition to its audit of the Company’s consolidated financial statements, PricewaterhouseCoopers LLP also performed statutory audits required by certain international jurisdictions, audited the financial statements of various benefit plans of the Company, and performed certain non-audit services. Fees for these services are described below.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

      If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by shareholders, or if, prior to the 2003 Annual Meeting, PricewaterhouseCoopers LLP ceases to act as the Company’s independent accountants, or if the Board of Directors removes PricewaterhouseCoopers LLP as the Company’s independent accountants, then the Board will appoint other independent accountants whose engagement for any period subsequent to the 2003 Annual Meeting will be subject to ratification by shareholders at that meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

Fees Paid to Independent Accountants

          Audit Fees

      The aggregate fees incurred by the Company for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for fiscal year 2001 and the review of the financial statements included in the Company’s Forms 10-Q for the three quarters of fiscal year 2001 was $1,025,000 (of which $425,000 was billed as of December 31, 2001).

          All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company for fiscal year 2001 was $2,562,000 ($442,000 for statutory audits required by certain international jurisdictions, $125,000 for audits of pension plans, $830,000 for tax services, $730,000 for assistance with due diligence procedures, $227,000 for accounting consultations and assistance with SEC filings, and $208,000 for all other services).

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation & Benefits Committee

     Overview of Executive Compensation Philosophy and Program

      The Compensation & Benefits Committee has responsibility for establishing the compensation of the Company’s executive officers, including Allan Z. Loren, its chairman, chief executive officer and president. The Committee consists entirely of independent, non-employee directors. The Committee meets regularly to review and administer the executive compensation program to ensure that it continues to support the Company’s Blueprint for Growth strategy.

      The Company’s 2001 executive compensation program was designed to:

•	Attract, motivate and retain top leadership by providing a total compensation opportunity that was competitive with the Company’s market for executive talent; and

•	Strengthen the relationship between pay and Company performance and the alignment of executive and shareholder interests.

      To meet these objectives, the 2001 executive compensation program consisted of the following three components:

•	Base Salaries. In setting the executive officers’ base salaries, a variety of factors were considered, including: individual performance, competencies, skills and prior experience; scope of responsibility and accountability within the organization; and pay levels in the compensation comparison group (i.e., a select group of companies in business information and technology services as provided by an independent third-party consulting organization).

•	Annual Cash Incentives. Through annual cash incentives, a significant portion of total 2001 cash compensation was “at risk” since payment was based on performance against predetermined annual goals. These goals, or performance measures, were set early in the year by the Committee after a detailed review by the Board of Directors of the 2001 financial plan. Minimum and target levels of performance were established for each performance goal. Under this program, a full bonus is earned for a measure if the target is achieved. Achievement below the target results in a smaller or zero bonus for that measure; achievement above the target yields a larger bonus. No bonus is earned for performance below the minimum level. The performance measures for 2001 were apportioned into two key categories: 90% was apportioned to financial goals such as earnings per share (“EPS”), Company revenue growth, and financial flexibility; and 10% was apportioned to improvement in the employee satisfaction index as measured by the Company’s Winning Culture Survey. The Winning Culture Survey measures employee perspectives in a number of important areas such as leadership, strategy and work environment.

•	Long-term Incentives. Through the long-term incentive program, over half of the total compensation opportunity awarded in 2001 to executive officers was equity-based (i.e., stock options). This emphasis on equity compensation reflects the Committee’s view that there should be a close alignment between executive rewards and shareholder value creation.

          Company Performance

      In linking executive pay to performance, the Committee determined that the most important measure of Company performance is the increase in long-term shareholder value, evidenced through improvements in EPS, operating income, revenue growth, and employee satisfaction. The Committee also established goals linked to the Company’s Blueprint for Growth strategy that it believed were critical in increasing longer-term value of the Company to its shareholders.

      In 2001, overall Company results (on a continuing operations basis, excluding one-time items) were as follows:

•	EPS growth of 16.7%, which was above target;

•	Operating income growth of 8.0%, which was below target, but above the revised guidance given to the financial markets for the year;

•	Revenue growth of 1.1% (before the effect of foreign exchange), which was below target, but above the revised guidance given to the financial markets for the year;

•	Identification of Financial Flexibility II actions in excess of the $70.0 million target; and

•	Employee satisfaction index as measured by the Winning Culture Survey improved 11 percentage points, which was above the improvement goal set by the Committee.

      Based on these results, the Committee approved the 2001 compensation awards for executive officers shown in the Summary Compensation Table that follows this report.

          Compensation of the Chairman, Chief Executive Officer and President

      Total Cash Compensation. The employment agreement dated as of May 30, 2000, of Allan Z. Loren, the Company’s chairman, chief executive officer and president, provides for an annual salary in 2001 of $700,000 and a sign-on bonus of $1,160,400, of which $460,400 was paid in January 2001 and the remaining $700,000 was paid in January 2002. His employment agreement also provides for a maximum performance-based annual cash incentive opportunity of 100% of base salary, or $700,000, in 2001 for results above target. Mr. Loren’s maximum performance-based annual cash incentive opportunity was apportioned 40% to EPS, 30% to revenue growth, 20% to financial flexibility, and 10% to improvements in the employee satisfaction index as measured by the Company’s Winning Culture Survey. Based on performance against these criteria, Mr. Loren’s calculated bonus was $481,250 or 68.8% of the maximum performance-based annual cash incentive opportunity. In addition, the Committee awarded Mr. Loren $93,750 for the delivery of shareholder value returns in excess of market benchmarks. In total, Mr. Loren’s bonus award was $575,000, representing 82.1% of his maximum performance-based opportunity.

      Long-term Compensation. Approximately 70% of Mr. Loren’s 2001 target total compensation (i.e., base salary plus annual cash incentive opportunity plus the value of long-term grants) consisted of equity-based awards. The grant to Mr. Loren of 250,000 stock options was approved by the Committee effective December 19, 2001 after consideration of performance and pay positioning versus the Company’s compensation comparison group.

          Stock Ownership Guidelines

      In 2002, the Company adopted stock ownership guidelines whereby executive officers and other members of senior management are expected to acquire over time a minimum amount of Common Stock. These amounts range from 100,000 shares for the CEO (about five times salary), 30,000 shares or about three times salary for the Leadership Team (i.e., senior executives who report directly to the CEO), to 5,000 shares (one times salary) for other participants in the program. The establishment of these guidelines is another component of the Company’s efforts to link the interests of executives and shareholders.

          Tax Deductibility

      Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Company’s chairman, chief executive officer and president or to any of the Company’s four highest-paid other executive officers unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and its executive officers in its review and establishment of compensation programs and payments, but has determined that it will not necessarily seek to limit compensation to that deductible under Section 162(m).

          Compensation & Benefits Committee

Ronald L. Kuehn, Jr., Chairman

          Victor A. Pelson
          Michael R. Quinlan

Summary Compensation Table

					Long-Term Compensation

					Awards
		Annual Compensation					Payouts
						Securities
				Other	Restricted	Underlying	Long-Term
				Annual	Stock	Options/	Incentive	All Other
		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	(#)(4)	($)(5)	($)(6)

Allan Z. Loren,(7)	2001	700,000	1,275,000	115,456	0	250,000	0	50,688
Chairman, Chief Executive	2000	413,194	827,900	284,962	2,282,813	1,250,000	0	8,292
Officer & President
Steven W. Alesio,(8)	2001	490,530	495,000	0	960,000	428,200	0	9,051
Senior Vice President, Global Marketing, Strategy Implementation, eBusiness Solutions, APLA and Data & Operations
Cynthia B. Hamburger,(9)	2001	275,758	530,000	0	0	160,500	0	5,973
Senior Vice President, Chief Technology Officer
James T. Murphy,	2001	375,000	330,000	397,035	0	75,000	115,032	21,672
Senior Vice President,	2000	244,792	245,518	376,415	0	78,225	32,903	5,737
North America
Deborah S. Prutzman,(10)	2001	310,023	388,750	0	0	70,000	0	0
Senior Vice President & General Counsel

(1)	The bonus amounts shown were earned with respect to each year indicated and paid in the following year. Mr. Loren’s 2001 bonus amount of $1,275,000 includes the 2002 installment of his sign-on bonus of $700,000 plus the performance-based bonus of $575,000. Included in Mr. Loren’s 2000 bonus amount of $827,900 is the 2001 installment of his sign-on bonus of $460,400 plus the performance-based bonus of $367,500. Ms. Hamburger’s bonus amount includes a sign-on bonus of $200,000. Mr. Murphy’s 2000 bonus amount of $245,518 includes his 2000 bonus of $178,725 plus his 2000 performance cash award of $66,793. Ms. Prutzman’s bonus amount includes a sign-on bonus of $100,000.

(2)	The amounts shown for Mr. Loren include: personal use of automobile (2001 — $17,365; 2000 — $7,235), temporary housing and relocation allowance (2001 — $51,057; 2000 — $149,565) and taxes related to the foregoing (2001 — $47,034; 2000 — $128,162). The amounts shown for Mr. Murphy include: personal use of automobile (2001 — $14,256; 2000 — $23,553), expenses related to his overseas assignment (2001 — $86,408; 2000 — $168,502), foreign taxes paid by Company as part of his overseas assignment (2001 — $26,404; 2000 — $184,360), and temporary housing and relocation allowance (2001 — $269,967). The amounts shown for Mr. Murphy may be offset as a result of the Company’s International Assignment Policy and Tax Equalization.

(3)	Amounts shown represent the dollar value of restricted stock on the date of grant, if any. On May 30, 2000, Mr. Loren was granted 75,000 shares of restricted Common Stock of Old D&B. In connection with the Spin-Off, these shares were canceled and replaced with 151,930 shares of restricted Common Stock of the Company. Mr. Loren’s restricted stock will vest in full on May 30, 2003. Mr. Alesio’s restricted stock will vest in full on January 8, 2004. The number and value of the aggregate restricted stock holdings of the named executive officers at December 31, 2001 were: Ms. Hamburger, Ms. Prutzman and Mr. Murphy — none; Mr. Loren — 151,930 shares ($5,363,129) and Mr. Alesio — 40,000 shares ($1,412,000). The terms of grant provide for the payment of dividends at the same rate established from time to time for the Common Stock. The Company does not currently anticipate paying dividends on its Common Stock.

(4)	Amounts shown represent the number of non-qualified stock options granted each year. In accordance with his employment agreement, on May 30, 2000 Mr. Loren was awarded an option to purchase 500,000 shares of Common Stock of Old D&B. In connection with the Spin-Off, this grant was canceled and replaced with a grant to purchase 1,012,867 shares of Common Stock of D&B, which is included in the 2000 total amount for Mr. Loren. Limited SARs were granted in tandem with all options awarded to executive officers.

(5)	Other than Mr. Murphy, no named executive officer received any Long-Term Incentive Payouts. The 2001 amount for Mr. Murphy includes the dollar value of shares of D&B Common Stock granted ($20,038) and the cash value paid on the Moody’s Corporation Common Stock equivalents ($44,994) in February 2001 based on the achievement of cumulative 1999-2000 performance goals, and a payment under the Retention Incentive Program ($50,000) in October 2001 for satisfying the conditions of the program. The 2000 amount shown represents the dollar value of shares of Common Stock of Old D&B granted ($32,903) in February 2000, based on the achievement of cumulative 1998–1999 performance goals.

(6)	Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan (“PPP”) and the Profit Participation Benefit Equalization Plan (“PPBEP”), which plans are open to substantially all employees of the Company and certain subsidiaries. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company contributions that would have been made to the participants’ PPP accounts but for certain Federal tax laws.

(7)	The 2000 salary and bonus for Mr. Loren represents the amount earned from his date of employment, May 30, 2000.

(8)	The salary for Mr. Alesio represents the amount earned from his date of employment, January 8, 2001.

(9)	The salary for Ms. Hamburger represents the amount earned from her date of employment, March 19, 2001.

(10)	The salary for Ms. Prutzman represents the amount earned from her date of employment, February 12, 2001. Ms. Prutzman resigned from all positions with the Company effective February 28, 2002 and is entitled to certain benefits under the Company’s Career Transition Plan, which is described on page 17 of this Proxy Statement.

Option/ SAR Grants in Last Fiscal Year

	Number of
	Securities	% of Total
	Underlying	Options/ SARs	Exercise
	Options/ SARs	Granted to	or Base		Grant Date
	Granted	Employees in	Price	Expiration	Present Value
Name(1)	(#)(2)	Fiscal Year	($/Share)	Date	($)(3)

Allan Z. Loren	250,000	9.87%	36.1600	12/19/11	2,940,000
Steven W. Alesio	300,000	11.84%	23.9688	01/08/11	2,533,800
	128,200	5.06%	36.1600	12/19/11	1,605,577
Cynthia B. Hamburger	75,000	2.96%	25.9300	03/19/11	681,225
	85,500	3.38%	36.1600	12/19/11	1,070,802
James T. Murphy	25,000	0.99%	27.8100	07/02/11	247,525
	50,000	1.97%	36.1600	12/19/11	626,200
Deborah S. Prutzman	70,000	2.76%	24.8000	02/21/11	621,320

(1)	All options (other than those granted to Mr. Loren) become exercisable in three equal annual installments commencing on the third anniversary of the grant. However, in the case of certain predefined events, as described in Mr. Alesio’s employment agreement, the vesting of a portion of his options may be accelerated on a pro rata basis. Mr. Loren’s option becomes fully exercisable on the earlier of June 1, 2005 or the date of his retirement from the Company.

All option grants were made in tandem with limited SARs. Limited SARs are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30 day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock which is in effect at any time during the 60 days preceding the date upon which the limited SAR is exercised. Limited SARs can be exercised regardless of whether the Company supports or opposes the offer.

(2)	For options (other than those granted to Mr. Loren), grant date present value is based on the Black-Scholes option valuation model, making the following assumptions:

		Risk-Free		Weighted
	Stock Price	Rate of		Average
Expiration Date	Volatility	Return	Dividend Yield	Exercise Date

01/08/11	30.0%	4.75%	0.0%	5 Years
02/21/11	30.0%	5.04%	0.0%	5 Years
03/19/11	30.0%	4.64%	0.0%	5 Years
07/02/11	30.0%	4.94%	0.0%	5 Years
12/19/11	30.0%	4.43%	0.0%	5 Years

The grant date present value for Mr. Loren’s options is also based on the Black-Scholes option valuation model, making the following assumptions: an expected stock-price volatility factor of 30%; a risk-free rate of return of 4.36%; a dividend yield of 0; and a weighted average exercise date of 4.5 years. The Black-Scholes assumptions set forth in this Proxy Statement may or may not be fulfilled. The amounts shown cannot be considered a prediction of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options/
	Shares		Options/ SARs at Fiscal		SARs at Fiscal
	Acquired on	Value	Year-End (#)		Year-End ($)(2)
	Exercise	Realized
Name	(#)(1)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Allan Z. Loren	0	0	0	1,500,000	0	23,250,460
Steven W. Alesio	0	0	0	428,200	0	3,399,360
Cynthia B. Hamburger	0	0	0	160,500	0	702,750
James T. Murphy	0	0	31,668	174,220	761,938	1,574,635
Deborah S. Prutzman	0	0	0	70,000	0	735,000

(1)	During 2001, no options were exercised by any of the named executive officers.

(2)	The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying D&B Common Stock of $35.30 on December 31, 2001. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

Retirement Benefits

      The following table sets forth the estimated aggregate annual benefits payable under D&B’s Retirement Account Plan, Pension Benefit Equalization Plan (“PBEP”) and Supplemental Executive Benefit Plan (“SEBP”) as in effect during 2001 to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits that would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 20 years.

	Estimated Aggregate Annual Retirement Benefit
	Final Assuming Credited Service of:
Average Final
Compensation	5 years	10 years	15 Years	20 Years	25 Years

$ 250,000	$50,000	$100,000	$125,000	$150,000	$150,000
300,000	60,000	120,000	150,000	180,000	180,000
350,000	70,000	140,000	175,000	210,000	210,000
400,000	80,000	160,000	200,000	240,000	240,000
450,000	90,000	180,000	225,000	270,000	270,000
500,000	100,000	200,000	250,000	300,000	300,000
550,000	110,000	220,000	275,000	330,000	330,000
650,000	130,000	260,000	325,000	390,000	390,000
750,000	150,000	300,000	375,000	450,000	450,000
850,000	170,000	340,000	425,000	510,000	510,000
950,000	190,000	380,000	475,000	570,000	570,000
1,000,000	200,000	400,000	500,000	600,000	600,000

      The number of full years of credited service under the plans for Mr. Loren, Mr. Alesio, Ms. Hamburger, Mr. Murphy and Ms. Prutzman are 2, 1, 1, 19 and 1, respectively.

      Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table are normally not paid until the year following the year in which they are accrued and expensed. Therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and current year’s bonuses accrued and included in the Summary Compensation Table are not.

      For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table. 2001 compensation for purposes of determining retirement benefits for Mr. Loren, Mr. Alesio, Ms. Hamburger, Mr. Murphy and Ms. Prutzman was $1,067,500, $490,530, $275,757, $553,725, and $310,023, respectively.

      Average final compensation is defined as the highest average annual compensation during five consecutive 12-month periods in the last ten consecutive 12-month periods of the member’s credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

      The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on 30-year Treasuries with a minimum compounded annual interest credit rate of 3%.

      The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts shown in the preceding table. The SEBP provides maximum benefits after 20 years.

Employment, Change-in-Control and Severance Arrangements

     Employment Arrangements

      On May 15, 2000, Old D&B entered into an employment agreement with Mr. Loren which was assigned to the Company in connection with the Spin-Off. The agreement was amended in February 2002. The term of the amended agreement ends on May 30, 2005, subject to extension upon mutual agreement by the parties. The amended employment agreement provides that Mr. Loren will serve as Chief Executive Officer, President and Chairman of the Board of Directors of the Company. It also provides for an annual base salary of $700,000 and sign-on bonuses of $460,400 (paid in January 2001) and $700,000 (paid in January 2002). Mr. Loren is also entitled to an annual bonus if certain performance criteria are attained. The amended employment agreement provides that the maximum bonus for fiscal year 2001 will equal 100% of his annual base salary and is based on performance goals in excess of estimated performance by the Company. The target bonus for fiscal year 2002 will equal 115% of his annual base salary, with a maximum annual bonus of 200% of his annual base salary. The minimum target bonus for each fiscal year after 2002 will be the greater of $805,000 and 100% of his annual base salary. Mr. Loren received an annual bonus of $575,000 for fiscal year 2001. Upon the commencement of his employment, Mr. Loren was granted a stock option to purchase 500,000 shares of Old D&B Common Stock and 75,000 shares of Old D&B restricted Common Stock. As of the Spin-Off, this stock option was canceled and replaced with a stock option to purchase 1,012,867 shares of Common Stock of the Company, and the grant of restricted stock was canceled and replaced with a grant of 151,930 shares of restricted Common Stock of the Company. Subject to Mr. Loren’s continued employment, both the stock option and the restricted stock vest on May 30, 2003. However, if Mr. Loren is terminated by the Company without cause (as defined in the employment agreement), terminates his employment for good reason (as defined in the employment agreement), dies or becomes disabled, or a change in control of the Company occurs, the stock option and the restricted stock will immediately vest. In addition, if Mr. Loren’s employment is terminated by the Company without cause or Mr. Loren terminates his employment for good reason, Mr. Loren will be entitled to continued payment of his annual base salary until May 30, 2005 and, to the extent not previously paid, his sign-on bonuses and his target bonuses for each fiscal year through fiscal year 2005 (prorated for the partial year), but in no event will Mr. Loren receive less than $805,000.

      On January 8, 2001, the Company entered into an employment agreement with Mr. Alesio. The term of the agreement began on January 8, 2001 and ends on July 8, 2002, subject to an option by Mr. Alesio to extend the term up to an additional year. The employment agreement provides that Mr. Alesio will serve as a Senior Vice President of the Company. The employment agreement also provides for an annual base salary of $500,000 and an annual bonus if certain performance criteria are attained. The maximum annual bonus for each fiscal year will be at least 160% of his annual base salary and will be based on performance goals in excess of estimated performance by the Company. The target bonus for each fiscal year will be at least 80% of his annual base salary. Mr. Alesio received an annual bonus of $495,000 for fiscal year 2001. Upon commencement of his employment, Mr. Alesio was granted a stock option to purchase 300,000 shares of D&B Common Stock and 40,000 restricted shares of D&B Common Stock. Subject to Mr. Alesio’s continued employment, the option vests in three equal installments on January 8, 2004, 2005, and 2006, and the restricted stock vests on January 8, 2004. If Mr. Alesio is terminated by the Company without cause (as defined in the employment agreement) or terminates his employment for good reason (as defined in the agreement), Mr. Alesio will be entitled to two times the sum of his annual base salary and bonus in effect at the time of termination, and an enhanced benefit under the Company’s Supplemental Benefit Plan.

     Change-in-Control Arrangements

      The Company has entered into agreements with the executive officers named in the Summary Compensation Table above providing for certain benefits upon actual or constructive termination of employment in the event of a change in control of the Company. If, following a change in control, the executive is terminated other than for cause or by reason of death, disability or normal retirement, or the executive terminates employment for “good reason” (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the executive shall be entitled to receive: (i) a lump sum payment equal to three times the sum of salary plus annual target bonus then in effect; (ii) continuation of welfare benefits and certain perquisites for three years; (iii) retiree medical and life insurance benefits starting at age 55; (iv) outplacement consulting in the amount of 20% of the sum of salary plus annual target bonus then in effect, but not exceeding $100,000; (v) immediate vesting of certain entitlements; (vi) a prorated annual target bonus for the year in which the change in control occurs and a full target bonus for all other bonus plans in effect at the time of termination; and (vii) payment of any excise taxes due in respect of the foregoing benefits.

     Severance Arrangements

      The Company has adopted an Executive Transition Plan (“ETP”) that provides severance benefits for the Company’s Chief Executive Officer and other designated executives. The ETP currently provides for the payment of severance benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation and (unless the executive’s employment is terminated by the Company for unsatisfactory performance) the executive’s guideline annual bonus opportunity for the year of termination, payment of which will be prorated annually over a period equal to the number of weeks of salary continuation. Salary continuation is payable at the times the executive’s salary would have been paid if employment had not terminated. In addition, the executive will receive continued medical, dental and life insurance benefits during the salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating; (ii) cash payments equal in value to a prorated portion of any “performance-based awards” under the Company’s stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to the termination of employment. The ETP gives the Company’s Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the ETP, other than the Chief Executive Officer; the Compensation & Benefits Committee of the Company has this discretion with respect to the Chief Executive Officer.

      Executive officers who do not participate in the ETP are eligible for severance benefits under the Company’s Career Transition Plan (“CTP”). The CTP generally provides for the payment of benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed resignation. In the event of an eligible termination, an executive officer will be paid 52 weeks of salary continuation (26 weeks if the executive is terminated by the Company for unsatisfactory performance), payable at the times the executive’s salary would have been paid if employment had not terminated. For this purpose, salary consists of the executive’s annual base salary at the time of termination. In addition, the executive will receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination; (ii) cash payments equal in value to a prorated portion of any “performance-based awards” under the Company’s stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment. The CTP gives the Company’s Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP.

      Mr. Loren has waived participation in both the ETP and CTP, subject to the provisions of his employment agreement with the Company described above. Mr. Alesio’s employment agreement provides for his severance arrangements. All other executive officers named in the Summary Compensation Table above currently participate in the CTP.

Compensation of Directors

      Only non-employee directors receive compensation for serving on the Board.

      2001 Director Compensation Program. Compensation in 2001 was delivered through a combination of equity-based awards and cash, with equity representing at least 71% of total targeted compensation. Each non-employee director received an annual grant of stock options with a nominal grant value (based on a Black-Scholes methodology) of $50,000 and an annual retainer of $50,000. Half of the annual retainer was paid in restricted stock units (payable in shares of Common Stock upon vesting) and the balance in cash. Committee chairpersons received $5,000 annual cash retainers. No separate fees were paid for attendance at Board or committee meetings. Directors could also elect to convert Committee chairperson retainers and the cash portion of their annual retainers into additional restricted stock units at a 10% conversion premium or defer such cash amounts in the directors’ deferred compensation plan. In addition, each new non-employee director received a one-time stock option grant with a nominal value of $25,000 upon his or her appointment to the Board.

      2002 Director Compensation Program. Effective January 1, 2002, the Board of Directors adopted a new non-employee director compensation program consisting of equity-based awards and cash, with equity representing at least 75% of total targeted compensation. Each non-employee director will receive an annual grant of stock options with a nominal grant value (based on a Black-Scholes methodology) of $80,000 and an annual retainer of $75,000. $40,000 of the annual retainer will be paid in restricted stock units (payable in shares of Common Stock upon vesting) and the balance in cash. Committee chairpersons will receive $5,000 annual cash retainers. No separate fees will be paid for attendance at Board or committee meetings. Directors may elect to convert Committee chairperson retainers and the cash portion of their annual retainers into additional restricted stock units at a 10% conversion premium or defer such cash amounts in the directors’ deferred compensation plan. In addition, each new non-employee director receives a one-time stock option grant with a nominal value of $35,000 upon his or her appointment to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires D&B’s officers and directors, and persons who own more than 10% of a registered class of D&B’s equity securities (“insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 2001 all Section 16(a) filings requirements applicable to its insiders were complied with, except that Chester J. Geveda, Jr. inadvertently failed to file one Section 16(a) form on a timely basis relating to three transactions involving the sale of an aggregate of 8,306 shares.

OTHER MATTERS

      D&B knows of no matters, other than those referred to herein, that will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Shareholder proposals intended to be included in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2003 must be received by the Company no later than November 16, 2002.

      Under the Company’s by-laws, a shareholder proposal for the 2003 Annual Meeting of Shareholders that is not intended to be included in the Company’s Proxy Statement must be received by the Company no later than January 18, 2003. Any such proposal must also comply with the other provisions contained in the Company’s by-laws relating to shareholder proposals.

March 14, 2002

Appendix A

AUDIT COMMITTEE REPORT

To the Board of Directors:

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles and for ensuring generally accepted auditing standards are met. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

Victor A. Pelson, Chairman
Ronald L. Kuehn, Jr.
Naomi O. Seligman

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THE DUN & BRADSTREET CORPORATION

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Shareholders to be held April 17, 2002

The undersigned hereby appoints Allan Z. Loren, Sara S. Mathew, and David J. Lewinter, or any of them, proxies with full power of substitution to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 17, 2002, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun & Bradstreet Corporation Profit Participation Plan, the Moody's Corporation Profit Participation Plan and the RMS Savings Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of The Dun & Bradstreet Corporation held by the Trustee under such Plans, as described in the Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

SEE REVERSE SIDE

▲ FOLD AND DETACH HERE ▲

ADMISSION TICKET

The Dun & Bradstreet Corporation

Annual Meeting of Shareholders

April 17, 2002

9:00 a.m.

Four Seasons Hotel New York

Salon Suite

57 East 57th Street

New York, New York

X Please mark your votes as in this example.

6089

This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR the nominees listed and FOR the proposal.

The Board of Directors recommends a vote FOR its nominees and FOR proposal 2.

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
1. Election of two Class II Directors. Nominees: 01. Ronald L. Kuehn Jr. 02. Naomi O. Seligman	☐	☐	2. Ratify the selection of independent accountants.	☐	☐	☐

For, except vote withheld from the following nominee(s):

____

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

____

____

SIGNATURE (S) DATE

▲ **FOLD AND DETACH HERE** ▲

The Dun & Bradstreet Corporation

VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE!

It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Dun & Bradstreet reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT! Using the Internet or telephone, you can vote 24 hours a day, 7 days a week. Or, if you prefer, you can return the attached proxy card in the envelope provided.

VOTING OPTIONS

1. Vote Over the Internet:
   - Have your control number, printed in the box above, available.
   - Log onto **http://www.eproxyvote.com/dnb** which will be available until 11:59 p.m. Eastern time, on April 16, 2002.
   - Follow the instructions.

2. Vote by Telephone:
   - Have your control number, printed in the box above, available.
   - Using a touch-tone phone, call toll free **1.877.PRX.VOTE (1.877.779.8683);** outside the U.S. call 1.201.536.8073.
   - Telephone voting will be available until 11:59 p.m. Eastern time, on April 16, 2002.
   - Follow the recorded instructions.

Please do not return the proxy card if you are voting over the Internet or by telephone.

REMINDER: The D&B employees who hold shares in the Employee Stock Purchase Plan and the Profit Participation Plan are receiving the Proxy Statement and Annual Report via the following link to the Intranet, **http://intranet.dnb.com/comm/annualrpt/**, rather than by mail. Hard copies of the Proxy Statement and Annual Report are available by request through the Intranet.